                                                                    EXHIBIT 99b


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 11-K
    FOR ANNUAL REPORTS OF EMPLOYEE STOCK PURCHASE, SAVINGS AND SIMILAR PLANS
        PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                 ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                  FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996

                        COMMISSION FILE NUMBER 33-41784



A. Full title of the plan and address, if different from that of the issuer named below:

                         REGIONS FINANCIAL CORPORATION
                        DIRECTORS' STOCK INVESTMENT PLAN




B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                         REGIONS FINANCIAL CORPORATION
                                P. O. BOX 10247
                           BIRMINGHAM, ALABAMA 35202



                                 Exhibit 99 b.

                         REGIONS FINANCIAL CORPORATION
                        DIRECTORS' STOCK INVESTMENT PLAN



The following report of independent auditors and financial statements of the registrant are submitted herewith:

                                                                                                   Page Number
                                                                                                   -----------
         Report of Independent Auditors                                                                1

         Statements of Financial Condition - December 31, 1996 and 1995                                2

         Statements of Income and Changes in Plan Equity for the Years
         Ended December 31, 1996, 1995, and 1994                                                       3

         Notes to Financial Statements                                                                 4


All schedules (Nos. I, II and III) for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are inapplicable or the required disclosures have been made elsewhere in the financial statements and notes thereto. These schedules have therefore been omitted.

                         Report of Independent Auditors


Benefits Committee
Directors' Stock Investment Plan of
    Regions Financial Corporation

We have audited the accompanying statements of financial condition of the Directors' Stock Investment Plan of Regions Financial Corporation as of December 31, 1996 and 1995, and the related statements of income and changes in plan equity for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Directors' Stock Investment Plan of Regions Financial Corporation at December 31, 1996 and 1995, and the income and changes in plan equity for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.



/s/Ernst & Young LLP
Birmingham, Alabama
March 21, 1997

                       STATEMENTS OF FINANCIAL CONDITION
                         REGIONS FINANCIAL CORPORATION
                        DIRECTORS' STOCK INVESTMENT PLAN



                                                                                       DECEMBER 31
                                                                                 1996             1995
                                                                              ---------------------------
ASSETS
Common Stock of Regions Financial
    Corporation at market value -
    346,967 shares in 1996 and
    336,573 shares in 1995 (cost
    $9,310,045 in 1996 and $8,260,988
     in 1995)                                                                 $17,933,889     $14,472,639
 Dividends receivable                                                             121,113         110,109
 Contribution receivable                                                           24,938               0
                                                                              ---------------------------
     Total Assets                                                             $18,079,940     $14,582,748
                                                                              ===========================

 LIABILITIES AND PLAN EQUITY

 Plan equity (374 and 327 participants
   in 1996 and 1995, respectively)                                            $18,079,940     $14,582,748
                                                                              ---------------------------
     Total Liabilities and Plan Equity                                        $18,079,940     $14,582,748
                                                                              ===========================



See notes to financial statements.

                STATEMENTS OF INCOME AND CHANGES IN PLAN EQUITY
                         REGIONS FINANCIAL CORPORATION
                        DIRECTORS' STOCK INVESTMENT PLAN



                                                        YEAR ENDED DECEMBER 31
                                                 1996            1995             1994
                                           -----------------------------------------------
 Dividend income                           $    472,922      $    431,936      $   370,395
 Gain recognized on distribution of
     Common Stock of Regions Financial
     Corporation to participants upon
     withdrawal                                 549,207           426,631          407,960
 Unrealized appreciation(depreciation)
     of Common Stock of Regions
     Financial Corporation                    2,412,193         3,493,332         (855,976)
 Contributions received:
     From participants                        1,024,485         1,150,116          987,856
     From participating companies               256,122           287,529          246,969

 Withdrawals by participants                 (1,217,737)       (1,128,868)      (1,129,459)
                                           -----------------------------------------------

 Income and changes in plan equity            3,497,192         4,660,676           27,745
 Plan equity at beginning of period          14,582,748         9,922,072        9,894,327
                                           -----------------------------------------------

     PLAN EQUITY AT DECEMBER 31            $ 18,079,940      $ 14,582,748      $ 9,922,072
                                           ===============================================


( ) Indicates deduction

See notes to financial statements.

                         NOTES TO FINANCIAL STATEMENTS
                         REGIONS FINANCIAL CORPORATION
                        DIRECTORS' STOCK INVESTMENT PLAN

NOTE A - SIGNIFICANT ACCOUNTING POLICIES

Formation of the Plan: Regions Financial Corporation (Regions or the Company) formed the Regions Financial Corporation Directors' Stock Investment Plan (the
Plan) effective May 1, 1984.

Investments: The investment in Common Stock of the Company is stated at market value. The NASDAQ quoted market price of Regions Financial Corporation Common Stock was $51.69 per share at December 31, 1996 and $43.00 per share at December 31, 1995. The average cost of the shares distributed is used to compute gain or loss.

Income:  Dividend income is accrued on the ex-dividend date.

Contributions: Contributions of participants and participating companies (see Notes B and C) are accounted for on the accrual basis.

Income Taxes: The Plan is not subject to income tax. Participants must treat as ordinary income their pro rata share of contributions to the Plan by the participating companies. Cash dividends paid on stock purchased under the Plan will be taxed to the participants on a pro rata basis for federal and state, as applicable, income tax purposes.

Expenses of the Plan: All expenses incurred in the administration of the Plan, other than brokerage fees, are paid by the participating companies. Brokerage fees are included in the price of shares purchased.


NOTE B - PROVISIONS OF THE PLAN

The Plan is a voluntary contribution plan to which the Company contributes 25% of actual contributions made by participants. Participating directors may contribute all or any part of their directors' fees. Participation in the Plan is open to any person who is a director of Regions Financial Corporation, any subsidiary or any body designated as a local division's Board of Directors who is not an employee of Regions Financial Corporation, or any subsidiary or local division. Directors are immediately vested upon contribution to the Plan to the extent of the director's and the Company's contribution to date. In the event the Plan terminates, or the director terminates either his or her position with the Company or participation in the Plan, the director will receive a certificate for all whole shares owned in the Plan, cash for any additional fractional shares owned, and cash for any remaining balance in such participant's cash account.

NOTE C - PLAN AMENDMENT

Effective January 3, 1996, the Plan was amended to eliminate the requirement for a trust and terminate the trust agreement. The amendment also eliminated the Plan Trustee and established a Plan Administrator with the authority to appoint an investment manager to assume the administration and investment of Plan assets.

NOTE D - CONTRIBUTIONS RECEIVED

Contributions by participating companies or divisions of Regions and participants' contributions are as follows:

Year ended December 31, 1996:

                                                            CONTRIBUTIONS RECEIVED
                                                      ----------------------------------
PARTICIPATING COMPANY OR DIVISION                      COMPANY     DIRECTOR      TOTAL
----------------------------------------              ----------------------------------
 Regions Financial Corporation                        $10,625     $ 42,500     $ 53,125
 Regions Bank, Montgomery                              13,400       53,600       67,000
 Regions Bank, Birmingham                              18,775       75,100       93,875
 Regions Bank, Huntsville                              11,550       46,200       57,750
 Regions Bank, Tuscaloosa                               8,638       34,550       43,188
 Regions Bank, Dothan                                   8,025       32,100       40,125
 Regions Bank, Selma                                    5,125       20,500       25,625
 Regions Bank, Gadsden                                  5,831       23,325       29,156
 Regions Bank, Athens                                   3,875       15,500       19,375
 Regions Bank, Baldwin County                           3,975       15,900       19,875
 Regions Bank, Guntersville                             3,275       13,100       16,375
 Regions Bank, Phenix City                              2,363        9,450       11,813
 Regions Bank, Mobile                                  25,525      102,100      127,625
 Regions Bank, Lee County                               3,600       14,400       18,000
 Regions Bank, Cullman                                  3,900       15,600       19,500
 Regions Bank, Lauderdale County                        2,062        8,250       10,312
 Regions Bank, Conecuh County                           2,063        8,250       10,313
 Regions Bank, Sumter County                            2,100        8,400       10,500
 Regions Bank, Talladega County                         8,181       32,725       40,906
 Regions Bank, Chilton County                           1,650        6,600        8,250
 Regions Bank, Troy                                     4,187       16,750       20,937
 Regions Bank, Anniston                                10,038       40,150       50,188
 Regions Bank, South Baldwin                            2,500       10,000       12,500
 Regions Bank, Centre                                   1,800        7,200        9,000
 Regions Bank, Covington County                         3,063       12,250       15,313
 Regions Bank  Shelby County                            3,500       14,000       17,500
 Regions Bank, Decatur                                  5,562       22,250       27,812
 Regions Bank, Oneonta                                  5,006       20,025       25,031
 Regions Bank, Enterprise                               3,625       14,500       18,125
 Regions Bank, Butler                                     800        3,200        4,000
 Regions Bank, Albertville                              2,250        9,000       11,250
 Regions Bank, Fayette                                    900        3,600        4,500
 Regions Bank of Louisiana                             29,600      118,400      148,000
 Regions Bank of Florida                                7,975       31,900       39,875
 Key Bank of Florida                                      975        3,900        4,875

NOTE D - CONTRIBUTIONS RECEIVED (CONTINUED)




Year ended December 31, 1996 continued:

                                                                           CONTRIBUTIONS RECEIVED
                                                             --------------------------------------------------------
PARTICIPATING COMPANY OR DIVISION                            COMPANY            DIRECTOR               TOTAL
---------------------------------                            --------------------------------------------------------
Regions Bank of Georgia                                           2,775               11,100                 13,875
Regions Bank (Georgia)                                           20,650               82,600                103,250
Regions Bank of Tennessee                                         6,328               25,310                 31,638
Regions Mortgage, Inc.                                               50                  200                    250
                                                              -------------------------------------------------------
     TOTALS                                                   $ 256,122           $1,024,485           $  1,280,607
                                                              =======================================================

NOTE D - CONTRIBUTIONS RECEIVED (CONTINUED)




Year ended December 31, 1995:

                                                             CONTRIBUTIONS RECEIVED
                                                      -----------------------------------
PARTICIPATING COMPANY OR DIVISION                      COMPANY      DIRECTOR       TOTAL
---------------------------------                     -----------------------------------
 Regions Financial Corporation                        $42,460     $169,841     $212,301
 Regions Bank, Montgomery                              16,150       64,600       80,750
 Regions Bank, Birmingham                              17,600       70,400       88,000
 Regions Bank, Huntsville                              12,300       49,200       61,500
 Regions Bank, Tuscaloosa                              10,462       41,850       52,312
 Regions Bank, Dothan                                   8,162       32,650       40,812
 Regions Bank, Selma                                    6,124       24,500       30,624
 Regions Bank, Gadsden                                  6,800       27,200       34,000
 Regions Bank, Athens                                   3,000       12,000       15,000
 Regions Bank, Baldwin County                           3,825       15,300       19,125
 Regions Bank, Guntersville                             3,125       12,500       15,625
 Regions Bank, Phenix City                              2,081        8,325       10,406
 Regions Bank, Mobile                                  28,650      114,600      143,250
 Regions Bank, Lee County                               3,600       14,400       18,000
 Regions Bank, Cullman                                  3,900       15,600       19,500
 Regions Bank, Lauderdale County                        2,594       10,375       12,969
 Regions Bank, Conecuh County                           2,406        9,625       12,031
 Regions Bank, Sumter County                            2,475        9,900       12,375
 Regions Bank, Talladega County                         7,981       31,925       39,906
 Regions Bank, Chilton County                           1,763        7,050        8,813
 Regions Bank, Troy                                     3,369       13,475       16,844
 Regions Bank, Anniston                                12,100       48,400       60,500
 Regions Bank, South Baldwin                            2,625       10,500       13,125
 Regions Bank, Centre                                   1,650        6,600        8,250
 Regions Bank, Covington County                         3,625       14,500       18,125
 Regions Bank, Shelby County                            3,200       12,800       16,000
 Regions Bank, Decatur                                  4,794       19,175       23,969
 Regions Bank, Oneonta                                  5,725       22,900       28,625
 Regions Bank, Enterprise                               3,750       15,000       18,750
 Regions Bank, Butler                                     700        2,800        3,500
 Regions Bank, Albertville                              2,250        9,000       11,250
 Regions Bank, Fayette                                    563        2,250        2,813
 Regions Bank of Louisiana                             29,553      118,210      147,763
 Regions Bank of Florida                                6,898       27,590       34,488
 Regions Bank of Georgia                                3,431       13,725       17,156
 Regions Bank of Rome                                   3,225       12,900       16,125

NOTE D - CONTRIBUTIONS RECEIVED (CONTINUED)




Year ended December 31, 1995 continued:


                                                        CONTRIBUTIONS RECEIVED
                                          -------------------------------------------------
PARTICIPATING COMPANY OR DIVISION         COMPANY            DIRECTOR               TOTAL
---------------------------------         -------------------------------------------------
 Regions Bank, FSB                                6,300            25,200           31,500
 Regions Bank of Tennessee                        8,138            32,550           40,688
 Regions Mortgage Inc.                              175               700              875
                                           ------------      ------------      -----------

      TOTALS                               $    287,529      $  1,150,116      $ 1,437,645
                                           ============      ============      ===========

NOTE D - CONTRIBUTIONS RECEIVED (CONTINUED)



Year ended December 31, 1994:

                                                             CONTRIBUTIONS RECEIVED
                                                      -----------------------------------
PARTICIPATING COMPANY OR DIVISION                      COMPANY      DIRECTOR       TOTAL
---------------------------------                     -----------------------------------
 Regions Financial Corporation                        $36,738     $146,950     $183,688
 Regions Bank, Montgomery                              11,600       46,400       58,000
 Regions Bank, Birmingham                              21,425       85,700      107,125
 Regions Bank, Huntsville                              12,238       48,950       61,188
 Regions Bank, Tuscaloosa                              10,488       41,950       52,438
 Regions Bank, Dothan                                   7,738       30,950       38,688
 Regions Bank, Selma                                    4,125       16,500       20,625
 Regions Bank, Gadsden                                  6,431       25,724       32,155
 Regions Bank, Athens                                   3,344       13,374       16,718
 Regions Bank, Baldwin County                           3,825       15,300       19,125
 Regions Bank, Guntersville                             3,225       12,900       16,125
 Regions Bank, Phenix City                              2,550       10,200       12,750
 Regions Bank, Mobile                                  28,675      114,700      143,375
 Regions Bank, Lee County                               4,200       16,800       21,000
 Regions Bank, Cullman                                  4,300       17,200       21,500
 Regions Bank, Lauderdale County                        2,188        8,750       10,938
 Regions Bank, Conecuh County                           1,719        6,874        8,593
 Regions Bank, Sumter County                            1,500        6,000        7,500
 Regions Bank, Talladega County                         7,550       30,200       37,750
 Regions Bank, Chilton County                           1,500        6,000        7,500
 Regions Bank, Troy                                     2,956       11,824       14,780
 Regions Bank, Anniston                                11,263       45,050       56,313
 Regions Bank, South Baldwin                            2,938       11,750       14,688
 Regions Bank, Centre                                   1,650        6,600        8,250
 Regions Bank, Covington County                         3,250       13,000       16,250
 Regions Bank, Shelby County                            2,800       11,200       14,000
 Regions Bank, Decatur                                  4,450       17,800       22,250
 Regions Bank, Oneonta                                  5,881       23,525       29,406
 Regions Bank, Enterprise                               3,750       15,000       18,750
 Regions Bank, Choctaw                                    700        2,800        3,500
 Regions Bank, Albertville                              2,800       11,200       14,000
 Regions Bank, Fayette                                    338        1,350        1,688
 Regions Bank of Louisiana                              6,088       24,350       30,438
 Regions Bank of Florida                                9,590       38,360       47,950
 Regions Bank of Georgia                                3,600       14,400       18,000



                   NOTES TO FINANCIAL STATEMENTS - CONTINUED

Year ended December 31, 1994 continued:

                                                        CONTRIBUTIONS RECEIVED
                                          -------------------------------------------------
PARTICIPATING COMPANY OR DIVISION         COMPANY            DIRECTOR               TOTAL
---------------------------------         -------------------------------------------------
 Regions Bank of Tennessee                        9,331            37,325           46,656
 Regions Mortgage Inc.                              225               900            1,125
                                           -----------------------------------------------
      TOTALS                               $    246,969      $    987,856      $ 1,234,825
                                           ===============================================

NOTE E - UNREALIZED APPRECIATION OF COMMON STOCK OF REGIONS FINANCIAL
CORPORATION

The unrealized appreciation of Common Stock of Regions Financial Corporation is as follows:

                                                 1996            1995             1994
                                           -----------------------------------------------
Unrealized appreciation at beginning
   of year                                 $  6,211,651      $  2,718,319      $ 3,574,295
 Unrealized appreciation at end of year       8,623,844         6,211,651        2,718,319
                                           -----------------------------------------------

 INCREASE (DECREASE) IN UNREALIZED
   APPRECIATION                            $  2,412,193      $  3,493,332      $  (855,976)
                                           ===============================================




NOTE F - GAIN REALIZED ON DISTRIBUTION OF COMMON STOCK OF REGIONS FINANCIAL CORPORATION TO PARTICIPANTS UPON WITHDRAWAL

                                                1996               1995           1994
                                           -----------------------------------------------
 Market value of shares distributed        $  1,217,737      $  1,128,868      $ 1,125,631
 Cost of shares distributed                     668,530           702,237          717,671
                                           -----------------------------------------------
 TOTAL REALIZED GAIN                       $    549,207      $    426,631      $   407,960
                                           ===============================================





NOTE G - INVESTMENTS

The fair value of individual investments that represent 5% or more of the Plan's net assets are as follows:

                                                                       1996                             1995
                                                               ---------------------------------------------------
Common Stock of Regions Financial Corporation (346,967
shares in 1996 and 336,573 shares in 1995)                     $    17,933,889                    $     14,472,639

ITEM 9b. Exhibits

             None.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Directors' Stock Investment Plan Benefits Committee has duly caused the annual report to be signed by the undersigned thereunto duly authorized.

                                      DIRECTORS' STOCK INVESTMENT PLAN
                                      REGIONS FINANCIAL CORPORATION



Date:   March 27, 1997                By: /s/ Douglas W. Graham
       -----------------                  ---------------------

                                            Douglas W. Graham
                                            Senior Vice President - Personnel
                                            Regions Financial Corporation


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